SUPERIOR COURT OF THE DISTRICT OF COLUMBIA
CIVIL DIVISION

YALE WIESBERG, Derivatively on Behalf of EAGLE BANCORP, INC.,

                                            Plaintiff,

   v.

NORMAN R. POZEZ, LESLIE LUDWIG, KATHY A. RAFFA, SUSAN G. RIEL, JAMES A. SOLTESZ, BENJAMIN M. SOTO, LELAND M. WEINSTEIN, RONALD D. PAUL, CHARLES D. LEVINGSTON, and JAMES H. LANGMEAD,

                                             Defendants,

and

EAGLE BANCORP, INC.

                                    Nominal Defendant
No. 2021 CA 000326 B STIPULATION OF SETTLEMENT

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTION
TO:    ALL CURRENT RECORD SHAREHOLDERS AND THE BENEFICIAL OWNERS OF THE COMMON STOCK OF EAGLE BANCORP, INC. (“EAGLE BANCORP” OR THE “COMPANY”) AS OF JANUARY 25, 2021 WHO CONTINUE TO OWN SUCH SHARES THROUGH OCTOBER 4, 2021 (“CURRENT EAGLE BANCORP SHAREHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
THIS DERIVATIVE ACTION IS NOT A “CLASS ACTION.” THUS THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

IF YOU HOLD EAGLE BANCORP COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
PLEASE TAKE NOTICE that this Derivative Action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated January 25, 2021. The purpose of this Notice is to inform you of:
•    the existence of the above-captioned Derivative Action;1
•    the proposed Settlement between the Plaintiff and Defendants reached in the Derivative Action;
•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement;
•    Plaintiff’s Counsel’s application for fees and expenses; and
•    Plaintiff’s Service Award.
This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiff’s claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.
Notice is hereby provided to you of the Settlement of the above-referenced Derivative Action.
I.WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the Derivative Action. On August 26, 2021, the Court entered a scheduling order, which permitted the dissemination of this Notice regarding the Settlement to Current Eagle Bancorp Shareholders (the “Scheduling Order”).
1     All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

II.SUMMARY
Plaintiff Yale Wiesberg (derivatively on behalf of Eagle Bancorp), individual defendants Norman R. Pozez, Leslie Ludwig, Kathy A. Raffa, Susan G. Riel, James A. Soltesz, Benjamin M. Soto, Leland M. Weinstein, Ronald D. Paul, Charles D. Levingston, and James H. Langmead (“Individual Defendants”) and Nominal Defendant Eagle Bancorp have agreed upon terms to settle the Derivative Action filed in the Superior Court of the District of Columbia (the “Court”) and, on January 25, 2021, have signed a written Stipulation setting forth those settlement terms. Together, the Individual Defendants and Nominal Defendant Eagle Bancorp are referred to as “Defendants.”
The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation (including but not limited to the provisions and limitations in Section IV.1.18 and Section IV.5 of the Stipulation). Through this settlement, all Eagle Bancorp stockholders are expressly releasing Defendants’ Released Persons.
The proposed Settlement requires: (i) Eagle Bancorp to adopt certain Corporate Governance Reforms, as outlined in Exhibit A to the Stipulation; and (ii) Eagle Bancorp to pay to Plaintiff’s Counsel the Fee and Expense Amount of five hundred thousand dollars ($500,000.00), to the extent approved by the Court, and a Service Award to Plaintiff of up to one thousand five hundred dollars ($1,500.00), to be paid from the Fee and Expense Amount.
This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s Investor Relations page at its website, www.eaglebankcorp.com, or inspect the full Stipulation filed with the Court.

III.SUMMARY OF THE DERIVATIVE ACTION
The Derivative Action is brought derivatively on behalf of Nominal Defendant Eagle Bancorp and alleges, among other things, that the Individual Defendants breached their fiduciary duties and caused the Company to be harmed after the Company’s disclosure of investigations into the Company’s disclosure of related party transactions, the retirement of certain former officers and directors, and the relationship of the Company and certain of its former officers and directors with a local public official.
IV.CORPORATE GOVERNANCE REFORMS IN THE SETTLEMENT
The Board has acknowledged that the Demand was a contributing factor or the cause of the various Corporate Governance Reforms set forth in Exhibit A to the Stipulation. Eagle Bancorp acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits upon Eagle Bancorp and its shareholders.
The Corporate Governance Reforms include, among other things, a supplemental spending commitment of not less than $2 million in the aggregate over the next three years by the Company’s risk function and other control functions; additional internal reporting requirements; supplemental review pertaining to certain of the Company’s compliance policies and programs; and the appointment of new officers.
V.PLAINTIFF’S COUNSEL’S ATTORNEYS’ FEES AND EXPENSES & PLAINTIFF’S SERVICE AWARD IN THE SETTLEMENT
The Company has agreed to pay to Plaintiff’s Counsel the Fee and Expense Amount of five hundred thousand dollars ($500,000.00), to the extent approved by the Court (and nothing shall prevent Eagle Bancorp from seeking reimbursement for any or all of the Fee and Expense Amount from its insurers under any applicable insurance policies). The Fee and Expense Amount will compensate Plaintiff’s Counsel for the substantial benefits conferred upon Eagle Bancorp and Eagle Bancorp’s shareholders as a result of Plaintiff’s Counsel’s efforts on behalf of Eagle Bancorp in the Derivative Action. To date, Plaintiff’s Counsel have not received any payments for their efforts on behalf of Eagle Bancorp or Eagle Bancorp’s shareholders.
Plaintiff may apply to the Court for a Service Award for Plaintiff in an amount of up to one thousand five hundred dollars ($1,500.00) to be paid out of such Fee and Expense Amount awarded by the Court. Defendants will take no position on this application.
VI.REASONS FOR THE SETTLEMENT
The Court has not decided in favor of Defendants or Plaintiff. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the Corporate Governance Reforms, provides substantial benefits to, and is in the best interests of, Eagle Bancorp and its stockholders.
A.Why Did Plaintiff Agree to Settle?
Plaintiff believes that the claims asserted in the Derivative Action have merit, and Plaintiff’s entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiff recognizes and acknowledges the expense and length of continued legal proceedings necessary to prosecute the Derivative Action through trial and the appeals process. Plaintiff’s Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex litigations such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel is also mindful of the problems of proof and possible defenses to the claims asserted in the Derivative Action.

B.Why Did the Defendants Agree to Settle?
The Defendants are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation; this Settlement shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants or Eagle Bancorp with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.
Defendants acknowledge that continuation of the Derivative Action would be lengthy and expensive, and recognize that it is desirable that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of the Derivative Action and to avoid the risks inherent in litigation, and without admitting any wrongdoing or liability whatsoever.
VII.SETTLEMENT HEARING
The Scheduling Order provides that the Court will hold a Settlement Hearing on October 4, 2021, at 2:30 p.m., before the Honorable FERN FLANAGAN SADDLER virtually or in-person at the Moultrie Courthouse, 500 Indiana Avenue, N.W., Washington, D.C. 20001, pursuant to D.C. Rule of Civil Procedure 23.1 to, among other things: (i) determine whether the terms and conditions of the Settlement are fair, reasonable, and adequate, in the best interests of Eagle Bancorp and Current Eagle Bancorp Shareholders, and should be finally approved; (ii) determine whether a final judgment should be entered dismissing all claims in the Derivative Action with prejudice and releasing the Released Claims against Defendants’ Released Persons pursuant to the terms of the Stipulation (including but not limited to the provisions and limitations in Section IV.1.18 and Section IV.5 of the Stipulation); (iii) consider objections, if any, to the Settlement submitted in accordance with this Notice; (iv) determine whether the Fee and Expense Amount should be approved; and (v) consider any other matters as may be necessary or properly brought to the Court in connection with the Settlement.
Any Current Eagle Bancorp Shareholder may, but is not required to, appear virtually or in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting and appearing, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. EAGLE BANCORP SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND ATTEND SETTLEMENT HEARING AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If you choose to object, any objection must be in writing and you must follow the procedures listed below.
Additionally, any objector who files and serves a timely, written objection in accordance with the procedures below may request to appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense pursuant to the procedures listed below. Objectors need not attend the Settlement Hearing in order to have their objections considered by the Court.
A.You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:

1.Your name, legal address, and telephone number;
2.Appropriate proof of Eagle Bancorp stock ownership as of the date of the execution of the Stipulation and through the date of filing the objection (including third-party documentary evidence of the number of shares of Eagle Bancorp stock held and the date of purchase(s));
3.A detailed statement of your objection to any matter before the Court and all grounds therefor;
4.Any and all documentation or evidence in support of such objection to be considered by the Court;
5.Copies of any papers and briefs in support thereof; and
6.Identification of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years.
B.You Must Request to Be Heard
Any request to be heard at the Settlement Hearing must contain the following information:
1.A written notice of your intention to appear at the Settlement Hearing;
2.A statement that indicates the basis for such appearance;
3.The identities of any witnesses you intend to call at the Settlement Hearing and a statement as to the subjects of their testimony; and
4.Any and all evidence that would be presented at the Settlement Hearing.

C.You Must Timely File Written Objections and Requests to Be Heard with the Court and Deliver Them to Counsel for Plaintiff and Counsel for Nominal Defendant Eagle Bancorp
YOUR WRITTEN OBJECTIONS AND REQUESTS TO BE HEARD MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 20, 2021. The Court Clerk’s address is:

Clerk of the Court
Moultrie Courthouse
500 Indiana Avenue, N.W.
Washington, D.C. 20001
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFF AND COUNSEL FOR NOMINAL DEFENDANT EAGLE BANCORP SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 20, 2021. Counsel’s addresses are:

Counsel for Plaintiff
Adam Katzen
The Katzen Law Firm
1250 Connecticut Ave., N.W., Suite 200
Washington, D.C. 20036
Telephone: (202) 261-3597

Counsel for Nominal Defendant Eagle Bancorp

Ryan S. Spiegel and Alan S. Mark
Paley, Rothman, Goldstein, Rosenberg, Eig & Cooper, Chartered
4800 Hampden Lane, 6th Floor
Bethesda, MD 20814
Telephone: (301) 951-9337

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel.
Any Current Eagle Bancorp Shareholder who fails to object or request to be heard in the manner prescribed above shall be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and shall forever be barred from making any objection to this Settlement or request to be heard in this Settlement or any other action or proceeding, unless otherwise ordered by the Court, and shall be bound by the Judgment to be entered and will forever be barred from pursuing any of the Released Claims.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Action or the terms of the Stipulation. A copy of the Stipulation shall be available on the Investor Relations section of Eagle Bancorp’s website until such time as the Court grants final approval of the Settlement. For additional information, you may also contact the counsel listed above.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS ABOUT THE SETTLEMENT TO EITHER THE COURT OR THE CLERK’S OFFICE.